                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                  FORM 8-K/A-3


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 14, 2000
                                 Date of Report
                       (Date of Earliest Event Reported)


                         Commission File No.  2-97869-D
                                              ---------

                              CRAFTCLICK.COM, INC.
                              --------------------
                (Name of Small Business Issuer in its Charter)

           Utah                 2-97869-D             87-0419571
     (State or other     (Commission File No.)   (IRS Employer I.D. No.)
     Jurisdiction)

                            432 Culver Blvd.
                    Playa Del Rey, California 90293
                    --------------------------------
                  (Address of Principal Executive Offices)

                 Issuer's Telephone Number:  (310) 827-3500

Item 1.     Changes in Control of Registrant.

     On September 14, 2000, the Registrant and Russell T. Murray executed a Binding Memorandum of Understanding (the "Murray Agreement") that was approved by the Board of Directors. Pursuant to the Murray Agreement, Mr. Murray agreed to: (i) provide a two year commitment to maintain an online arts and crafts web site for the Registrant and to ship customer orders, if applicable; (ii) maintain the Registrant's "public company" status and fulfill the filing requirements with the Securities and Exchange Commission for a minimum of two years; and satisfy the Registrant's ongoing obligations, and maintain the Registrant as a "going concern" for a minimum of two years.
Mr. Murray's obligations were an effort to ensure that the Registrant could meet its legitimate obligations on a timely manner during the next two years. There was never any agreement to satisfy all obligations of the Registrant by the Murray Agreement.

     In consideration of the foregoing, the Registrant agreed to amend its Articles of Incorporation to provide for a class of Series B Preferred Stock convertible into common stock on a one for one basis and requiring this Series to be voted with the common stock, on a basis of 20 votes per each share (see
Item 5), and to initially issue Mr. Murray 1,500,000 shares of this Series. For each additional six months that the Registrant continued in business operations as a result of Mr. Murray fulfilling his obligations under the Murray Agreement during the next two years, he was to be issued 1,000,000 additional shares of this Series, up to a total, including the initial 1,500,000 shares of this Series, of 5,500,000 shares.

     If the Registrant was acquired at any time in any transaction pursuant to which it is not the surviving entity, all unissued and unearned Series B Preferred Stock due to Mr. Murray under the Murray Agreement would have been issued on the date of any such transaction.

     The Murray Agreement also provided for a realignment of the Board of Directors and executive officers, as outlined in Item 6.

     Prior to the completion of the Murray Agreement, Mr. Murray was the Vice President of Internet Operations and an employee of the Registrant.

     Funds required by Mr. Murray to fulfill his obligations were to come from capital funding to be raised on behalf of the Registrant.

     Subsequent to the amendment to the Registrant's Articles of Incorporation creating the class of Series B Preferred Stock, 1,500,000 shares of this class was issued to Mr. Murray and delivered to the Registrant's offices, and Mr. Murray was elected to serve as Chairman of the Board of Directors of the Registrant.

     A copy of the Murray Agreement was attached to the initial 8-K Current Report of the Registrant dated September 14, 2000, and is incorporated herein by reference. See Item 7.

     Mr. Murray claims that there were unresolved issues as to the condition of the Registrant at the time he executed the Murray Agreement, and he claims
(i) the Registrant's financial condition was not as represented to him at the time of the execution and delivery of the Murray Agreement; (ii) the Registrant's funds were non existent to complete the anticipated 60 day period of fund raising necessary to implement his two year commitment and he was unable to prepare a revised pro forma balance sheet to create a marketable plan for the Registrant within a reasonable time frame; (iii) the current operation of the Registrant are at a stand still, with certain suppliers withholding services and demanding payment in advance; and based upon this an numberous other irregularities and misrepresentations by Registrant, the Murray Agreement was incapable of being fulfilled, now and in the future, is therefore void or voidable; and accordingly, Mr. Murray is resigning as a director of the Registrant, and furthermore, as its Chairman. Mr. Murray has not received any shares of Series B Preferred Stock and the issue is in any event mute.

Item 5.     Other Events.

     On September 27, 2000, the Articles of Incorporation of the Registrant were amended by resolution of the Board of Directors in accordance with the Utah Revised Business Corporations Act to create a class of Series B Preferred Stock, of which 4,900,000 shares are currently authorized, with the following rights, privileges and preferences: (i) Voting: Will be together as a single class with holders of common stock, with each share of preferred stock being entitled to cast 20 votes per share; and (ii) Optional Conversion: The preferred stock is convertible at any time at the option of the holders thereof, at the rate of one (1) share of common stock for each share of preferred stock. This amendment was made to facilitate the "change of control" transaction outlined in Item 1.

     On September 28, 2000, Articles of Correction were filed to correct the number of shares of Series A and Series B Preferred Stock authorized from 100,000 and 4,900,000 shares, respectively, to 139,000 and 4,861,000 shares, respectively.

     The total number of shares of Series B Preferred Stock that would have been required to be issued under the Murray Agreement was 5,500,000 shares; accordingly, the Articles of Incorporation would have needed to be amended in the future to increase the present authorized capital by increasing the number of authorized preferred stock from the present authorization of 5,000,000 shares. Any such amendment would have required the vote of persons owning a majority of the outstanding voting securities of the Registrant, and Mr. Murray's ownership of Series B Preferred Stock under the Murray Agreement would have given him sufficient voting control so that no other votes will be required or necessary to effect this amendment. The amendment is only necessary now to reflect the proper number of shares of this class. See Item 1.

     A copy of the Articles of Amendment was attached to the initial 8-K Current Report of the Registrant dated September 14, 2000, and is incorporated herein by reference. See Item 7. A copy of the Articles of Correction was attached to the 8-KA-2 Current Report of the Registrant dated September 14, 2000, and is also incorporated herein by reference. See Item 7.

Item 6.     Resignations of Registrant's Directors.

     In connection with the "change of control" outlined in Item 1, the following persons resigned as directors and/or executive officers of the
Registrant: Peter A. Yollin, Director, Chairman and Chief Executive Officer; Edgar E. Cayce, Director, Vice President and Chief Technology Officer; Leslie Linsley, Director; and Sanjay Sabnani, Director. The then current directors and executive officers of the Registrant were: Sandip Seth, Director, President and COO; Maninder Singh, Director, CFO and Secretary; Russell T. Murray, Director and Chairman; Amy Murray, Director; and Stephen C. Wolfe,II, Director.

     On October 13, 2000, Sandip Seth, director and President, tendered his resignation as a director to Mr. Murray, because of differences concerning the circumstances surrounding the status of the Registrant, and the Murray Agreement, and Mr. Murray's performance thereunder. Maninder Singh, Director, CFO and Secretary, also resigned for similar reasons. Both, however continue to serve in their respective capacities as Mr. Seth, President and Mr. Singh, CFO and Secretary.

     Prior to the resignation of Mr. Murray on October 20, 2000, Messrs. Seth and Singh rescinded their resignations, prior to their acceptance by the Registrant.

     On October 15, 2000, Amy Murray and Stephen Charles Wolfe II resigned from the Board of Directors.

Item 7.      Financial Statements and Exhibits.

      (a)    Financial Statements of Businesses Acquired.

                  None, not applicable.

      (b)  Pro Forma Financial Information.

                  None, not applicable.

      (c)  Exhibits.


Description of Exhibit                     Exhibit Number

Articles of Amendment regarding                  3.1*
new class of preferred stock

Articles of Correction correcting                3.2*
authorized Series A and Series B
preferred stock

Binding Memorandum of Understanding             10*
with Russell T. Murray

     *     Incorporated by reference from initial and/or amended filing.

                                     SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CRAFTCLICK.COM, INC.

Date:   10/20/00                            By /s/ Russell T. Murray
      --------------                       -----------------------------
                                             Russell T. Murray, Director
                                      Chairman